REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of the 10th day of February, 2004, by and between Biophan Technologies, Inc., a corporation organized under the laws of the State of Nevada, with its principal offices at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (the "Company"), Biomed Solutions, LLC, a limited liability company organized under the laws of the State of New York, with its principal offices at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 ("Biomed"), and SBI Brightline Consulting, LLC, a California limited liability company with its principal offices at 2361 Campus Drive, Suite 210, Newport Beach, California 92612 ("SBI" and, together with Biomed, the "Holders").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Holders hereby agree as follows:

         SECTION 1. Conversion of Debt Obligations. Each of the Holders hereby agrees to convert its rights under the Line of Credit Agreement dated June 4, 2002 between the Company and Biomed, as amended (the "Credit Agreement"), and the Transfer Agreement dated December 1, 2000 between the Company and Biomed, as amended (the "Transfer Agreement"), into shares of common stock of the Company, par value $.005 per share ("Common Stock").

         SECTION 2. Payment of Profit by Biomed. Biomed hereby acknowledges that the transfer to SBI of $300,000 of its rights under the Transfer Agreement on the date hereof gave rise to profits subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), because Biomed acquired an additional $75,950 debt under the Line of Credit within the six months prior to the date hereof. Biomed hereby agrees to pay such profits in the amount of $835,450 to the extent that it receives the profits from SBI pursuant to the terms of the Promissory Note (the "Promissory Note") of even date herewith issued to Biomed by SBI to satisfy a portion of the purchase price for the rights under the Transfer Agreement assigned by Biomed to SBI. Biomed agrees to pay to the Company, within three business days following the receipt thereof, 25.55% of the amount of each payment received by Biomed pursuant to the Promissory Note. If for any reason SBI does not make all payments required under the Promissory Note, Biomed shall pay to the Company the lesser of (a) the unpaid principal balance of the Promissory Note when SBI ceases to make payments multiplied by 25.55%, or (b) the sum of $76,810.

         SECTION 3. Registration of Shares.

         3.1 Registration Procedures and Expenses.

         (a) In consideration of the covenants of the Holders under Sections 1, 2 and 3.2, the Company agrees to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 or other applicable form as determined by


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the Company (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the sale of the shares of Common Stock received by the Holders upon the conversion of their rights under the Credit Agreement and the Transfer Agreement (the "Shares") by the Holders from time to time on the facilities of any securities exchange or trading system on which the Common Stock is then traded or in privately-negotiated transactions. For purposes of this Section 3.1, the term "Shares" shall include any other securities of the Company issued in exchange for the Shares, as a dividend on the Shares or in connection with a stock split or other reorganization transaction affecting the Shares. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable. The date on which the Registration Statement is declared effective by the Commission is referred to herein as the "Effective Date".

         (b) The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earliest date on which (i) all the Shares have been disposed of pursuant to the Registration Statement, (ii) all of the Shares then held by the Holders may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) the Company has determined that all Shares then held by the Holders may be sold without restriction under the Securities Act and has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any representing such Shares (the period between the Effective Date and the earliest of such dates is referred to herein as the "Registration Period"). At any time after the end of the Registration Period, the Company may withdraw the Registration Statement and its obligations under this Section 3 (other than its obligations under Section 3.3) shall automatically terminate.

         (c) Each of the Holders agrees to comply with all federal and state securities laws and the rules and regulations promulgated thereunder in connection with any sale by it of the Shares, whether or not such sale is pursuant to the Registration Statement. In connection with the sale of any Shares pursuant to the Registration Statement, but without limiting the generality of the foregoing sentence, the Holders shall (i) comply with the provisions of Regulation M promulgated under the Exchange Act, and (ii) deliver to the purchaser of Shares the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to the Holders on or prior to the applicable delivery date.

         (d) The Company shall not be obligated to prepare and file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event. A "Blackout Event" means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be detrimental to the business and affairs of the Company; or


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(b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement or prospectus at such time.

         (e) The Company shall promptly notify the Holders upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the Registration Period, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (f) The Company shall furnish to each Holder with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as each Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by such Holder pursuant to the Registration Statement.

         (g) The Company shall file or cause to be filed such documents as are required to be filed by the Company for normal blue sky clearance in states specified in writing by the Holders; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

         (h) With a view to making available to the Holders the benefits of Rule 144, the Company agrees, throughout the Registration Period and so long as the Holders own Shares purchased pursuant to this Agreement, to:

                  (i) comply with the provisions of paragraph (c)(1) of Rule 144; and

                  (ii) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144.

         (i) The Company shall bear all expenses incurred by it in connection with the procedures in paragraphs (a) through (h) of this Section 3.1 and the registration of the Shares pursuant to the Registration Statement. The Company shall not be responsible for any expenses incurred by any Holder in connection


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with its sale of the Shares or its participation in the procedures in paragraphs
(a) through (h) of this Section 3.1 including, without limitation, any fees and expenses of counsel or other advisers to any Holder and any underwriting discounts, brokerage fees and commissions incurred by any Holder.

         3.2 Covenants of the Holders.

         (a) Each Holder acknowledges and understands that the Shares are "restricted securities" as defined in Rule 144. Each Holder hereby agrees not to offer or sell (as such terms are defined in the Securities Act and the rules and regulations promulgated thereunder) any Shares unless such offer or sale is made
(a) pursuant to an effective registration of the Shares under the Securities Act, or (b) pursuant to an available exemption from the registration requirements of the Securities Act. Each Holder agrees that it will not engage in hedging transactions with regard to the Shares other than in compliance with the Securities Act.

         (b) If at any time or from time to time after the Effective Date, the Company notifies the Holders in writing that the Registration Statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Holders shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares, from the time of the giving of notice with respect to such untrue statement or omission until the Holders receive written notice from the Company that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to the Registration Statement or a valid prospectus supplement to the prospectus forming a part thereof.

         (c) In connection with the sale of any Shares pursuant to the Registration Statement, each Holder shall deliver to the purchaser thereof the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to the Holders on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable blue sky laws.

         (d) The Company may refuse to register (or permit its transfer agent to register) any transfer of any Shares not made in accordance with this Section
3.2 and for such purpose may place stop order instructions with its transfer agent with respect to the Shares.

         (e) Each Holder will cooperate with the Company in all respects in connection with the performance by the Company of its obligations under Section 3.1, including timely supplying all information reasonably requested by the Company (which shall include all information regarding such Holder, and any person who beneficially owns Shares held by such Holder within the meaning of Rule 13d-3 promulgated under the Exchange Act, and the proposed manner of sale of the Shares required to be disclosed in the Registration Statement) and


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executing and returning all documents reasonably requested in connection with the registration and sale of the Shares. SBI hereby consents to be named as an underwriter in the Registration Statement, if applicable, in accordance with current Commission policy and, if necessary, to join in the request of the Company for the acceleration of the effectiveness of the Registration Statement.

         3.3 Indemnification. For the purpose of this Section 3.3:

         (i) the term "Holder Affiliate" shall mean any person who controls the a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

         (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 3.1.

         (a) The Company agrees to indemnify and hold harmless each Holder and each Holder Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder or such Holder Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the Effective Date, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 promulgated under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement as of the Effective Date a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any post-effective amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which the statements contained therein were made, and will reimburse such Holder and each such Holder Affiliate for any legal and other expenses as such expenses which are reasonably incurred by such Holder or such Holder Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by a Holder expressly for use therein, or (ii) the failure of a Holder to comply with the covenants and


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agreements contained in Section 3.2 hereof respecting the sale of the Shares, or
(iii) any statement or omission in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to the applicable Holder prior to the pertinent sale or sales by such Holder.

         (b) Each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, each other Holder and Holder Affiliates of each other Holder (each, an "Indemnified Party"), against any losses, claims, damages, liabilities or expenses to which the such Indemnified Party may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the indemnifying Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 3.2 hereof respecting the sale of the Shares or
(ii) any (x) untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (y) omission or alleged omission to state in the Registration Statement, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which they were made; provided, that the indemnifying Holder's indemnification obligation under this clause (ii) shall apply to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the indemnifying Holder expressly for use therein, and will reimburse each Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

         (c) Promptly after receipt by an indemnified party under this Section
3.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.3, promptly notify the indemnifying party in writing thereof; provided, the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution (except as provided in paragraph (d)) or otherwise than under the indemnity agreement contained in this Section 3.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 3.3 for any legal or other expenses subsequently incurred by


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such indemnified party in connection with the defense thereof unless the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) If the indemnification provided for in this Section 3.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 3.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein (subject to the limitation of paragraph (c) of this Section 3.3), then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Holders in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by a Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or inaccuracy. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.3 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         3.4 Information Available. So long as the Registration Statement is effective covering the resale of Shares then still owned by the Holders, the Company will furnish to each Holder:


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         (a) as soon as practicable after available, one copy of (i) its Annual
Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (ii) upon written request, its Annual Report on Form 10-KSB, (iii) upon written request, its Quarterly Reports on Form 10-QSB,
(iv) upon written request, its Current Reports on Form 8-K, and (v) a full copy of the Registration Statement (the foregoing, in each case, excluding exhibits); and

         (b) upon the written request of such Holder, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 3.4.

         SECTION 4. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

         (a) if to the Company, to:

                                    Biophan Technologies, Inc.
                                    150 Lucius Gordon Drive
                                    Suite 215
                                    West Henrietta, New York 14586
                                    Phone:  585.214.2441
                                    Facsimile:       585.427.9049
                                    Attn:  Michael L. Weiner

                                    with a copy to:

                                    Nixon Peabody LLP
                                    Clinton Square
                                    P.O. Box 31051
                                    Rochester, New York 14603-1051
                                    Phone:           585.263.1000
                                    Facsimile:       585.263.1600
                                    Attn.:  Melissa A. Mahler, Esq.

         or to such other person at such other place as the Company shall designate to the Holders in writing; and

         (b) if to a Holder, at its address as set forth above or at such other address or addresses as may have been furnished to the Company in writing.

         SECTION 5. Assignment. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement, and any attempted assignment or delegation of such rights or obligations shall be void. Except as expressly provided in Section 3.3 with respect to Holder


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Affiliates and Indemnified Parties, no person, including without limitation any person who purchases or otherwise acquires or receives any Shares from a Holder, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other party hereto and, to the extent expressly provided in
Section 3.3, Holder Affiliates and Indemnified Parties.

         SECTION 6. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the parties hereto.

         SECTION 7. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         SECTION 8. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles and the federal law of the United States of America.

         SECTION 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                    Biophan Technologies, Inc.



                                    By:  /s/ Robert J. Wood
                                         ---------------------------------------
                                    Name:    Robert J. Wood
                                    Title:   Vice-President, Treasurer and Chief
                                             Financial Officer


                                    Biomed Solutions, LLC



                                    By:  /s/ Robert J. Wood
                                         ---------------------------------------
                                    Name:    Robert J. Wood
                                    Title:   Chief Financial Officer


                                    SBI Brightline Consulting, LLC



                                    By:  /s/ Shelly Singhal
                                         ---------------------------------------
                                    Name:    Shelly Singhal
                                    Title:   Managing Member


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